RAMP SERIES 2005-RS6 TRUST - Price/Yield - A-I-1
FOR INTERNAL DISTRIBUTION ONLY

Balance	$253,890,000.00	Delay	0	Index	LIBOR_1MO | 3.3	WAC	6.99531	WAM	357
Coupon	3.41	Dated	########	Mult / Margin	1 / 0.11	NET	6.58191	WALA	1
Settle	06/29/2005	First Payment	########	Cap / Floor	14.00 / 0

Price	0	5	10	15	20	25	30	35	40	45	50

WAL	13.14	3.77	1.99	1.33	0.99	0.78	0.64	0.53	0.46	0.40	0.35
Mod Durn	10.24	3.45	1.90	1.29	0.96	0.76	0.63	0.53	0.45	0.39	0.34
Principal Window Begin	1	1	1	1	1	1	1	1	1	1	1
Principal Window End	241	96	52	34	25	20	16	14	12	10	9

LIBOR_1MO	3.30	3.30	3.30	3.30	3.30	3.30	3.30	3.30	3.30	3.30	3.30
LIBOR_6MO	3.66	3.66	3.66	3.66	3.66	3.66	3.66	3.66	3.66	3.66	3.66
LIBOR_1YR	3.86	3.86	3.86	3.86	3.86	3.86	3.86	3.86	3.86	3.86	3.86
CMT_1YR	3.39	3.39	3.39	3.39	3.39	3.39	3.39	3.39	3.39	3.39	3.39
Prepay	0 CPR	5 CPR	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR	45 CPR	50 CPR
Optional Redemption	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by
CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the under-
lying assests has not been independently verified by CSFBC. CSFBC is not acting as agent for the Issuer or its affiliiates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFBC makes no representation that the above referenced seurity will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to by nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities my not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securites.